Exhibit 99.1

IRADIMED CORPORATION Announces Fourth Quarter and Full Year of 2024 Financial Results and Increases its Regular Quarterly Cash Dividend to $0.17 Per Share from $0.15 Per Share

●	Reports record revenue of $19.4 million for the fourth quarter of 2024, an increase of $1.9 million or 11%, compared to the same period in 2023.

●	Reports GAAP diluted EPS of $0.40 and non-GAAP diluted EPS of $0.44 for the fourth quarter of 2024.

●	Reports GAAP diluted EPS of $1.50 and non-GAAP diluted EPS of $1.66 for the full year of 2024.

●	Declares a regular quarterly cash dividend of $0.17 per common share for the first quarter of 2025, payable on March 5, 2025.

Winter Springs, Florida, February 13, 2025 – IRADIMED CORPORATION (the “Company”) (NASDAQ: IRMD) announced today its financial results for the three months and year ended December 31, 2024. The Company is a leader in the development of innovative magnetic resonance imaging (“MRI”) medical devices and the Company is the only known provider of a (i) non-magnetic intravenous (“IV”) infusion pump system and (ii) a non-magnetic patient vital signs monitoring system that are each designed for use during MRI procedures.

"We are proud to close out 2024 with another record-breaking quarter, marking our fourteenth consecutive quarter of revenue growth. Our strong performance was driven by sustained demand for our IV infusion pumps, robust gross and operating margins, and a growing order backlog that provides excellent momentum as we enter 2025. In light of our strong financial position and commitment to returning value to stockholders, we are pleased to announce an increase in our quarterly cash dividend from $0.15 to $0.17 per share. Additionally, construction of our new facility is progressing well, with completion set for mid-year. The facility will provide much-needed additional space to support our growth trajectory in the coming years. As we move forward, we remain committed to delivering innovative solutions and driving long-term value for our customers,” said Roger Susi, President and Chief Executive Officer of the Company.

“As for our guidance for the full year 2025, we expect to report revenue of $78.0 million to $82.0 million, GAAP diluted earnings per share of $1.55 to $1.65, and non-GAAP diluted earnings per share of $1.71 to $1.81. For the first quarter of 2025 financial guidance, we expect revenue of $19.2 million to $19.4 million, GAAP diluted earnings per share of $0.35 to $0.39, and non-GAAP diluted earnings per share of $0.39 to $0.43,” added Mr. Susi.

The Company’s board of directors (the “Board”) declared a regular quarterly cash dividend of $0.17 per share of our outstanding common stock, payable on March 5, 2025, to stockholders of record as of the close of business on February 24, 2025. We expect to continue a regular quarterly cash dividend subject to business conditions and approval by our Board in its sole discretion.

Three Months Ended December 31, 2024

For the three months ended December 31, 2024, the Company reported revenue of $19.4 million, an increase of $1.9 million, compared to $17.5 million for the comparable period of 2023, an increase of 11%. The company reported net income of $5.1 million, compared to $4.5 million for the comparable period of 2023, an increase of 13% or $0.40 per diluted share for the three months ended December 31, 2024, compared to $0.36 per diluted share for the same period of 2023, an increase of 11%.

For the three months ended December 31, 2024, the Company reported non-GAAP net income of $5.7 million, which excludes $0.5 million of stock compensation expense, net of tax benefit, compared to $5.0 million, which excludes $0.4 million of stock compensation expense, net of tax benefit, an increase of 14%. On a non-GAAP basis, net income per diluted share was $0.44 for the three months ended December 31, 2024, compared to $0.39 for the comparable period of 2023, an increase of 13%.

Year Ended December 31, 2024

For the year ended December 31, 2024, the Company reported revenue of $73.2 million, an increase of $7.6 million, compared to $65.6 million for the comparable period of 2023, an increase of 12%. The Company reported net income of $19.2 million, compared to $17.2 million for the comparable period of 2023, an increase of 12% or $1.50 per diluted share for the year ended December 31, 2024, compared to $1.35 per diluted share for the same period of 2023, an increase of 11%.

For the year ended December 31, 2024, the Company reported non-GAAP net income of $21.2 million, which excludes $2.0 million of stock compensation expense, net of tax benefit, compared to $18.9 million, which excludes $1.7 million of stock compensation expense, net of tax benefit, an increase of 12%. On a non-GAAP basis, net income per diluted share was $1.66 for the year ended December 31, 2024 compared to $1.48 per diluted share for the comparable period of 2023, an increase of 12%.

Revenue Information:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023

Devices:	(unaudited)		(unaudited)
MRI Compatible IV Infusion Pump Systems	$7,572,771	$5,644,225	$26,598,792	$19,611,128
MRI Compatible Patient Vital Signs Monitoring Systems	6,573,867	6,850,452	24,411,777	25,414,537
Ferro Magnetic Detection Systems	165,008	325,252	909,615	944,793
Total Devices revenue	14,311,646	12,819,929	51,920,184	45,970,458
Disposables, services and other	4,467,916	4,114,088	19,072,795	17,578,366
Amortization of extended warranty agreements	609,605	518,159	2,249,142	2,013,472
Total revenue	$19,389,167	$17,452,176	$73,242,121	$65,562,296

For the three months ended December 31, 2024, domestic sales were 85% of total revenue, compared to 78% for the comparable period of 2023. The gross profit margin was 76.1% for the three months ended December 31, 2024, compared to 76.9% for the comparable period of 2023.

For the year ended December 31, 2024, domestic sales were 83% of total revenue, compared to 80% for the comparable period of 2023. The gross profit margin was 76.9% for the year ended December 31, 2024, compared to 76.5% for the comparable period of 2023.

Cash Flow from Operations

For the three months ended December 31, 2024, cash flow from operations was $6.0 million, compared to $3.9 million for the comparable period of 2023, an increase of 54%. See the compilation of non-GAAP free cash flow in the table below.

For the year ended December 31, 2024, cash flow from operations was $25.6 million, compared to $13.5 million for the comparable period of 2023, an increase of 90%. See the compilation of non-GAAP free cash flow in the table below.

As construction continues on the Company’s new facility in Orlando, Florida, the Company anticipates spending approximately $5.5 million in cash in 2025 to complete the project.

Financial Guidance

For the full year 2025, the Company expects to report revenue of $78.0 million to $82.0 million, GAAP diluted earnings per share of $1.55 to $1.65, and non-GAAP diluted earnings per share of $1.71 to $1.81. For the first quarter of 2025 financial guidance, the Company expects revenue of $19.2 million to $19.4 million, and GAAP diluted earnings per share of $0.35 to $0.39, and non-GAAP diluted earnings per share of $0.39 to $0.43

The Company’s non-GAAP diluted earnings per share guidance excludes stock-based compensation expense, net of tax expense. The Company expects stock-based compensation expense, net of tax, to be approximately $2.6 million and $0.6 million for the full year and first quarter of 2025, respectively.

Use of Non-GAAP Financial Measures

The Company believes using Non-GAAP net income, earnings per share, and free cash flow is helpful to our investors. These measures, which we refer to as our non-GAAP financial measures, are not prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These non-GAAP measures are intended to provide the reader with additional supplemental perspectives on operating results, performance trends, and financial condition. Non-GAAP financial measures are not a substitute for GAAP measures; they should be read and used in conjunction with the Company’s GAAP financial information. Because non-GAAP financial measures presented in this release are not measurements determined in accordance with GAAP and are susceptible to varying calculations, these non-GAAP financial measures, as presented, may not be comparable to other similarly titled measures presented by other companies.

We calculate non-GAAP net income as net income excluding:

(1) Stock-based compensation expense, net of tax. Because of varying available valuation methodologies, subjective assumptions, and the variety of equity instruments that can impact a company’s non-cash expenses, we believe that providing non-GAAP financial measures that exclude stock-based compensation expense allows for meaningful comparisons between our operating results from period to period;

(2) Operating expenses, net of tax, that we believe are not indicative of the Company’s ongoing core operating performance and;

(3) Infrequent income tax items are considered based on their nature and are excluded from the provision for income taxes as these costs or benefits are not indicative of our normal or future provision for income taxes.

We calculate free cash flow as net cash provided by operating activities, less net cash used in investing activities for the development of internal software and purchases of property and equipment.

We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by our business that can be used for strategic opportunities, including investing in our business, making strategic acquisitions, strengthening our balance sheet and returning cash to our stockholders through various means.

Our non-GAAP financial measures are important tools for financial and operational decision-making and for evaluating our ongoing core operating results.

A reconciliation of the non-GAAP financial measures used in this release to the most comparable GAAP measures for the respective periods can be found in the table later in this release immediately following the condensed statements of operations. These non-GAAP financial measures should not be considered in isolation or as a substitute for a measure of the Company’s operating performance or liquidity prepared in accordance with GAAP and are not indicative of net income or cash provided by operating activities.

Conference Call

The Company has scheduled a conference call to discuss this release beginning at 11:00 a.m. Eastern Time, February 13, 2025. Individuals interested in listening to the conference call may do so by registering here, https://register.vevent.com/register/BI94f1f3be82df46ccb09997e06cb41e49. Once registered a dial-in number, a unique PIN, and instructions will be provided to participants.

The conference call will also be available in real-time via the Internet at http://www.iradimed.com/en-us/investors/events/. A recording of the call will be available on the Company’s website following the call's completion.

About IRADIMED CORPORATION

IRADIMED CORPORATION is a leader in developing innovative Magnetic Resonance Imaging (“MRI”) compatible medical devices. We design, manufacture, market, and distribute MRI-compatible medical devices, accessories, disposables, and related services.

We are the only known provider of a non-magnetic intravenous (“IV”) infusion pump system specifically designed to be safe for use during MRI procedures. We were the first to develop an infusion delivery system that largely eliminates many of the dangers and problems present during MRI procedures. Standard infusion pumps contain magnetic and electronic components that can create radio frequency interference and are dangerous to operate in the presence of the powerful magnet that drives an MRI system. Our patented MRidium® MRI compatible IV infusion pump system has a non-magnetic ultrasonic motor, uniquely designed non-ferrous parts, and other special features to safely and predictably deliver anesthesia and other IV fluids during various MRI procedures. Our pump solution provides a seamless approach that enables accurate, safe, and dependable fluid delivery before, during, and after an MRI scan, which is essential to critically ill patients who cannot be removed from their vital medications and children and infants who must generally be sedated to remain immobile during an MRI scan.

Our 3880 MRI-compatible patient vital signs monitoring system has been designed with non-magnetic components and other special features to safely and accurately monitor a patient’s vital signs during various MRI procedures. The Iradimed 3880 system operates dependably in magnetic fields up to 30,000 gauss, which means it can operate virtually anywhere in the MRI scanner room. The Iradimed 3880 has a compact, lightweight design, allowing it to travel with the patient from the critical care unit to the MRI and back, resulting in increased patient safety through uninterrupted vital signs monitoring and decreasing the amount of time critically ill patients are away from critical care units. The features of the Iradimed 3880 include wireless ECG with dynamic gradient filtering; wireless SpO2 using Masimo® algorithms; non-magnetic respiratory CO2; invasive and non-invasive blood pressure; patient temperature, and optional advanced multi-gas anesthetic agent unit featuring continuous Minimum Alveolar Concentration measurements. The Iradimed 3880 MRI-compatible patient vital signs monitoring system has an easy-to-use design and allows for the effective communication of patient vital signs information to clinicians.

For more information, please visit www.iradimed.com.

Forward-Looking Statements

This release and any oral statements made regarding the subject of this release contain forward-looking statements as defined under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, that address activities that the Company assumes, plans, expects, believes, intends, projects, indicates, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements, including statements relating financial guidance, future quarterly cash dividends, construction costs for the Company’s new facility in Orlando, Florida, and the Company’s strategic plans, objectives, and intentions. The forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events. The forward-looking statements involve risks and uncertainties, including, among others, that our business plans may change as circumstances warrant.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date that they are made, which reflect management’s current estimates, projections, expectations, or beliefs, and which involve risks and uncertainties that could cause actual results and outcomes to be materially different. Risks and uncertainties that may affect the future results of the company include, but are not limited to; potential disruptions in our limited supply chain for our products; the Company’s ability to receive U.S. Food and Drug Administration (“FDA”) 510(k) clearance for new products and product candidates; unexpected costs, delays or diversion of management’s attention associated with the design, manufacturing or sale of new products; the Company’s ability to implement successful sales techniques for existing and future products and evaluate the effectiveness of its sales techniques; additional actions, warnings or requests from the FDA or other regulatory bodies; our significant reliance on a limited number of products; a reduction in international distribution; actions of the FDA or other regulatory bodies that could delay, limit or suspend product development, manufacturing or sales; the effect of recalls, patient adverse events or deaths on our business; difficulties or delays in the development, production, manufacturing and marketing of new or existing products and services; and changes in laws and regulations or in the interpretation or application of laws or regulations.

Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside of the Company’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements. These risks, uncertainties, assumptions and other important factors include, but are not limited to, those included in Part II, Item 1A, “Risk Factors” of the Company’s Quarterly Reports on Form 10-Q, and Part I, Item 1A, “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as well as those otherwise described or updated from time to time in our other filings with the U.S. Securities and Exchange Commission. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and the Company undertakes no commitment to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

IRADIMED CORPORATION

CONDENSED BALANCE SHEETS

	December 31,	December 31,
	2024	2023
	(unaudited)	(audited)
ASSETS
Current assets:
Cash and cash equivalents	$52,233,907	$49,762,198
Other current assets	22,472,302	26,238,914
Total current assets	74,706,209	76,001,112
Property and equipment, net	16,810,797	9,288,625
Other assets	6,808,769	6,866,361
Total assets	$98,325,775	$92,156,098

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,896,405	$1,857,091
Deferred revenue	2,259,616	2,570,407
Dividend payable	—	7,975,997
Other current liabilities	4,356,287	3,923,811
Total current liabilities	8,512,308	16,327,306
Deferred revenue, non-current	2,993,287	2,793,548
Operating lease liability, non-current	1,424	1,615,080
Total liabilities	11,507,019	20,735,934
Stockholders’ equity:
Total stockholders’ equity	86,818,756	71,420,164
Total liabilities and stockholders’ equity	$98,325,775	$92,156,098

IRADIMED CORPORATION

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
Revenue	$19,389,167	$17,452,176	$73,242,121	$65,562,296
Cost of revenue	4,628,308	4,039,236	16,892,240	15,404,027
Gross profit	14,760,859	13,412,940	56,349,881	50,158,269
Operating expenses:
General and administrative	3,873,152	4,273,454	15,937,123	15,122,065
Sales and marketing	4,517,497	3,329,218	15,616,442	12,142,090
Research and development	569,993	650,435	2,831,589	2,858,656
Total operating expenses	8,960,642	8,253,107	34,385,154	30,122,811
Income from operations	5,800,217	5,159,833	21,964,727	20,035,458
Other income, net	544,160	521,810	2,310,732	1,702,798
Income before provision for income taxes	6,344,377	5,681,643	24,275,459	21,738,256
Provision for income tax expense	1,197,599	1,141,957	5,041,433	4,545,480
Net income	$5,146,778	$4,539,686	$19,234,026	$17,192,776
Net income per share:
Basic	$0.41	$0.36	$1.52	$1.36
Diluted	$0.40	$0.36	$1.50	$1.35
Weighted average shares outstanding:
Basic	12,683,538	12,619,856	12,670,216	12,602,948
Diluted	12,810,482	12,739,072	12,783,558	12,722,530

IRADIMED CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited)

Non-GAAP Net Income and Diluted EPS

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
Net income	$5,146,778	$4,539,686	$19,234,026	$17,192,776
Excluding:
Stock-based compensation expense, net of tax benefit	518,901	435,892	1,994,384	1,694,854
Non-GAAP net income	$5,665,679	$4,975,578	$21,228,410	$18,887,630
Weighted-average shares outstanding – diluted	12,810,482	12,739,072	12,783,558	12,722,530
Non-GAAP net income per share – diluted	$0.44	$0.39	$1.66	$1.48

Non-GAAP Free Cash Flow

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
Net cash provided by operating activities	$5,987,069	$3,912,480	$25,624,463	$13,465,012
Less:
Capital Expenditures	3,056,729	632,816	8,816,786	8,007,167	[1]
Free cash flow	$2,930,340	$3,279,664	$16,807,677	$5,457,845
[1] Capital expenditures include the land acquisition of $6.2 million.

Media Contact:

IRADIMED CORPORATION

(407) 677-8022

InvestorRelations@iradimed.com